SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana 47129
(Address of principal executive offices) (Zip Code)

(812) 283-0724
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01       Entry into a Material Definitive Agreement.

On July 21, 2017, First Savings Financial Group, Inc. ("FSFG"), First Savings Bank, the wholly-owned subsidiary of FSFG, Dearmin Bancorp, Inc. ("Dearmin"), The First National Bank of Odon ("FNBO"), a majority owned subsidiary of Dearmin, and the Priscilla D. and Timothy J. Turner Living Trust (the "Trust") entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which FNBO will merge with and into First Savings Bank, with First Savings Bank as the surviving institution.

The all-cash transaction is valued at approximately $10.6 million, subject to possible adjustment.  Under terms of the Agreement, shareholders of FNBO will be entitled to receive $265.00 in cash in exchange for each share of FNBO common stock owned, subject to decrease if FNBO's shareholders' equity as of the month-end immediately before closing is less than FNBO's shareholders' equity of $8.0 million as of June 30, 2017.  The per-share consideration would be decreased dollar-for-dollar in relation to the amount of any such decrease in FNBO's shareholders' equity.  Certain transaction expenses as specified in the Agreement, among them the fees and expenses related to data processing contract termination and deconversion as well as professional fees and expenses incurred by FNBO, are excluded from the calculation of FNBO's stockholders' equity at the month-end before closing.

The closing of the transaction is subject to certain customary conditions, including the approval of FNBO's shareholders and regulatory approval.  Closing is expected to occur in the fourth quarter of 2017.

The Agreement requires Dearmin or FNBO (but not both) to pay to FSFG or First Savings Bank (but not both) a cash fee of $500,000 if the Agreement is terminated upon the occurrence of certain events specified in the Agreement, including under certain circumstances involving Dearmin's or FNBO's receipt of a Superior Proposal (as defined in the Agreement).

The Agreement also contains usual and customary representations and warranties that the parties to the Agreement made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.  In addition, a copy of the press release announcing the execution of the Agreement is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

	2.1	Agreement and Plan of Reorganization dated as of July 21, 2017
	99.1	Press Release dated July 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

DATE: July 26, 2017	By:	/s/ Larry W. Myers
Larry W. Myers
President and Chief Executive Officer